ANNUAL GRANT

                        WILLIS LEASE FINANCE CORPORATION
                    NOTICE OF GRANT OF NON-ASSOCIATE DIRECTOR
                             AUTOMATIC STOCK OPTION


                  Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Willis Lease Finance Corporation (the "Corporation"):

                  Optionee:
                  Grant Date:
                  Exercise Price:  $                     per share
                  Number of Option Shares: 1,000 shares
                  Expiration Date:
                  Type of Option:   Non-Statutory Stock Option
                  Date Exercisable:     Immediately Exercisable

                  Vesting Schedule: The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right will accordingly lapse with respect to the Option Shares, upon Optionee's completion of one (1) year of service as a member of the Corporation's Board of Directors (the "Board") measured from the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Willis Lease Finance Corporation 1996 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

                  Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

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                  REPURCHASE  RIGHT.  OPTIONEE  HEREBY  AGREES THAT ALL UNVESTED
OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL NOT BE TRANSFERABLE AND SHALL BE SUBJECT TO REPURCHASE BY THE CORPORATION, AT THE EXERCISE PRICE PAID PER SHARE, UPON OPTIONEE'S TERMINATION OF SERVICES AS A MEMBER OF THE CORPORATION'S BOARD OF DIRECTORS. THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

                  No Impairment of Rights. Nothing in this Notice or the attached Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

                  Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

_________________________ , 199_
         Date

                                            WILLIS LEASE
                                            FINANCE CORPORATION


                                            By:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------

                                            -----------------------------------
                                            OPTIONEE

                                            Address:
                                                    ---------------------------

                                            -----------------------------------


ATTACHMENTS
Exhibit A - Automatic Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

                                       2.
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                                    EXHIBIT A

                        AUTOMATIC STOCK OPTION AGREEMENT

                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS